Exhibit (b)

SECTION 906 CERTIFICATIONS

In connection with this amended report on Form N-CSR for the Registrant as furnished to the Securities and Exchange Commission on the date hereof (the Report), the undersigned hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By: /s/ Stephen P. Fisher

Stephen P. Fisher

President and Principal Executive Officer,

Private Advisors Alternative Strategies Fund

Date: August 7, 2015

SECTION 906 CERTIFICATIONS

In connection with this amended report on Form N-CSR for the Registrant as furnished to the Securities and Exchange Commission on the date hereof (the Report), the undersigned hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By: /s/ Jack R. Benintende

Jack R. Benintende

Treasurer and Principal Financial and

Accounting Officer, Private Advisors

Alternative Strategies Fund

Date: August 7, 2015